UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2006
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Searchlight Minerals Corp. (the "Company"), has entered into an Option Agreement dated November 22, 2006 among Verde River Iron Company, LLC ("VRIC"), Harry B. Crockett and Gerald Lembas for the purpose of acquiring all of the outstanding shares of Transylvania, Inc. ("TI"), a wholly owned subsidiary of VRIC, which has title to the property underlying a slag pile located in Clarkdale, Arizona from which the Company is seeking to recover base and precious metals through the reprocessing of slag material (the “Clarkdale Slag Project”).

Under the terms of the Option Agreement, in order to exercise the option and acquire all of the outstanding securities of TI, the Company must, on or before January 15, 2007:

(i)	pay $10,000,000 in cash to VRIC;

(ii)	issue to VRIC or its designates 16,000,000 shares of the common stock of the Company, subject to applicable exemptions;

(iii)

agree to pay VRIC $30,000 per month (the “Monthly Payments”) until the earlier of: (i) the date that is 90 days after receipt of a bankable feasibility study by the Company (the “Project Funding Date”), or (ii) ten years following the date the Agreement is executed by the parties;

(iv)	agree to pay VRIC $6,400,000 on the Project Funding Date;

(v)

grant to VRIC a royalty (the “Royalty”) consisting of 2.5% of the Net Smelter Returns (as defined in the agreement), on any and all proceeds of production from the Project; and pay to VRIC $500,000 annually (subject to Force Majeure) commencing on the Project Funding Date (the “Advance Royalty”), with no deduction or offset against the Royalty, except that the combined Royalty and Advance Royalty shall not exceed $500,000 in any calendar year; and, the Advance Royalty shall end forever on the first to occur between: (1) the end of the first calendar year in which the Royalty equals or exceeds $500,000; or (2) the date that is ten (10) years after the date the Agreement is executed by the parties; and

(vi)	agree to pay to VRIC $3,500,000 as a priority distribution of cash flow in accordance with the provisions of the Joint Venture Agreement dated May 20, 2005 between VRIC and Nanominerals Corp.

Upon execution of the option agreement, the Company agreed to make a $200,000 deposit which is refundable in the event that the Company does not provide notice of its intent to exercise the option on or before January 8, 2007 to VRIC. The parties intend to close the transaction on January 15, 2007 subject to the satisfactory completion of the parties' due diligence and receipt by the Company of the financial statements of TI required under applicable US securities rules. The closing date may be extended to February 15, 2007 if necessary, to provide sufficient time to complete the financial statements required for the closing of the transaction. The transaction is intended to be consummated as a statutory merger to be completed in a manner such that stockholder approval of the Company will not be required. The Company agreed to pay the expenses of VRIC in connection with the preparation of any financial statements of TI required to complete the proposed transaction and the professional fees of any tax advisor retained by TI or VRIC for the purpose of providing a tax opinion on the transaction. There is no assurance that the transaction will close on the above terms or at all.

The foregoing is a brief summary of the terms of the Option Agreement and is qualified by reference to the Option Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Option Agreement dated November 22, 2006 among Verde River Iron Company, LLC, Harry B. Crockett, Gerald Lembas and Searchlight Minerals Corp.

99.2	Press Release dated November 24, 2006 announcing entry into option agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: November 28, 2006	By:	/s/ Carl S. Ager
CARL S. AGER
Secretary and Treasurer